UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report April 26, 2012

AVERY DENNISON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1 -7685	95-1492269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Orange Grove Boulevard Pasadena, California		91103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of Avery Dennison Corporation (the “Company”) held on April 26, 2012 , stockholders approved the Amended and Restated Stock Option and Incentive Plan (the “Plan”), which amended and restated the plan approved by stockholders at the 2010 annual meeting of stockholders. The Plan became effective immediately upon receipt of stockholder approval. The Plan previously had been approved by the Compensation and Executive Personnel Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) and ratified by the Board, subject to stockholder approval.

The Plan authorizes the Compensation Committee to grant stock options, restricted stock units, performance units, stock appreciation rights, restricted stock, dividend equivalents, performance stock, stock payments, deferred stock, or deferred stock units, or any combination thereof (collectively, “Awards”). The Plan authorizes the grant of Awards to the Company’s officers and employees, as well as to its non-employee directors. The Plan is administered by the Compensation Committee, or such other committee of members of the Board as the Board may designate from time to time.

The total number of shares available for issuance under the Plan was increased by 6 million shares. As amended, the total number of shares represented by restricted stock, stock payments, deferred stock, restricted stock units, performance stock, performance units, deferred stock units and dividend equivalents granted under the Plan may not exceed 7 million. In addition, the Plan was amended to, among other things: (i) add a 10-year term limit for stock appreciation rights; (ii) require that, in the event of a change of control, the vesting of future Awards would be accelerated only if an awardee experiences a separation of service within 24 months of the change of control; (iii) provide minimum vesting periods for full-value awards; (iv) expressly provide that all Awards are subject to the Company’s clawback policy; and (v) expressly prohibit dividend equivalents from being paid on unvested performance awards. The maximum number of shares of the Company’s common stock as to which grants of options and stock appreciation rights may be made to a single participant in a single calendar year is 600,000 shares.

The Plan contains additional provisions with respect to payment of purchase prices; vesting and expiration of Awards; treatment of Awards upon death, disability, retirement or other separation of service of an awardee or upon a change of control of the Company; adjustments for stock splits, recapitalizations and mergers; transferability of Awards; tax withholding requirements; and the Plan’s amendment, suspension or termination.

The foregoing summary description of the Plan is qualified in its entirety by reference to the actual terms and conditions of the Plan attached as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on March 9, 2012 (the “Proxy Statement”).

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) & (b) At the annual meeting of stockholders of the Company held on April 26, 2012, the Company’s stockholders (i) elected John T. Cardis, David E. I. Pyott, Dean A. Scarborough and Julia A. Stewart to the Board; (ii) approved, on an advisory basis, the Company’s executive compensation; (iii) approved the Plan; and (iv) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the 2012 fiscal year.

The final results of the voting for the four director nominees described in the Proxy Statement were as follows:

Director Nominee	For	Against	Abstain	Broker Non-Votes
John T. Cardis	84,511,810	3,326,695	473,257	6,191,485
David E. I. Pyott	78,429,969	9,481,244	400,549	6,191,485
Dean A. Scarborough	83,277,440	4,720,239	314,083	6,191,485
Julia A. Stewart	79,458,811	8,414,281	438,670	6,191,485

The final results of the voting for proposals 2 through 4 described in the Proxy Statement were as follows:

Proposal	For	Against	Abstain	Broker Non-Votes
Approval, on an advisory basis, of the Company’s executive compensation	72,880,803	14,607,063	823,896	6,191,485
Approval of the Amended and Restated Stock Option and Incentive Plan	67,809,822	20,020,069	481,871	6,191,485
Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the 2012 fiscal year	90,971,693	3,095,723	435,831	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: April 30, 2012	By:	/s/ Susan C. Miller
Name: Susan C. Miller
Title: Senior Vice President, General Counsel and Secretary

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